                                                                    EX-99 (p)(2)

                        WELLS FARGO FUNDS MANAGEMENT, LLC
                       WELLS FARGO FUNDS DISTRIBUTOR, LLC

                                 CODE OF ETHICS
                   Policy on Personal Securities Transactions
                       and Trading on Insider Information

                                     Revised
                                November 13, 2008

                                TABLE OF CONTENTS

1. OVERVIEW ...............................................................    1
   1.1   Code of Ethics ...................................................    1
   1.2   Regulatory Requirements ..........................................    2
   1.3   Our Duties and Responsibilities to You ...........................    3
   1.4   You may be an Access Person and/or Investment Personnel ..........    4
   1.5   Your Duty of Loyalty .............................................    5
   1.6   Your Standard of Business Conduct ................................    5

2. PERSONAL SECURITIES TRANSACTIONS .......................................    6
   2.1   Avoid Conflicts of Interest ......................................    6
   2.2   Reporting Your Personal Securities Transactions ..................    7
   2.3   Reports of the CCO ...............................................    8
   2.4   Exceptions to Reporting ..........................................    8
   2.5   Summary of What You Need to Report ...............................    8
   2.6   Trading Restrictions and Prohibitions ............................    9
   2.7   Your Reports are Kept Confidential ...............................   10

3. ADDITIONAL RESTRICTIONS IF YOU ARE ALSO AN INVESTMENT PERSONNEL ........   11
   3.1   Pre-Clearance Requirements .......................................   11
   3.2   Prohibited Transactions ..........................................   13
   3.3   Ban on Short-Term Trading Profits ................................   15
   3.4   CCO's Approval of Your Transactions ..............................   15

4. TRADING ON INSIDER INFORMATION .........................................   16
   4.1   What is Insider Trading? .........................................   16
   4.2   Using Non-Public Information about a Fund or Account .............   16
   4.3   Wells Fargo & Co .................................................   16

5. GIFTS, DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT ......................   18
   5.1   Gifts ............................................................   18
   5.2   Directorships and Other Outside Employment .......................   18

6. CODE VIOLATIONS ........................................................   19
   6.1   Investigating Code Violations ....................................   19
   6.2   Penalties ........................................................   20
   6.3   Dismissal and/or Referral to Authorities .........................   21
   6.4   Your Obligation to Report Violations .............................   21

7. ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES .......................   22

8. RECORD RETENTION .......................................................   23

APPENDIX A DEFINITIONS ....................................................   24

APPENDIX B ACKNOWLEDGEMENT AND CERTIFICATION ..............................   27

APPENDIX C QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT ..............   28

APPENDIX D INITIAL HOLDINGS REPORT ........................................   29

APPENDIX E ANNUAL HOLDINGS REPORT .........................................   30

APPENDIX F  PRE-CLEARANCE REQUEST FORM FOR INVESTMENT PERSONNEL ...........   31

APPENDIX G RELEVANT COMPLIANCE DEPARTMENT STAFF ...........................   32

APPENDIX H SAMPLE REQUEST TO BROKERS FOR COPIES OF ACCOUNT STATEMENTS .....   33

APPENDIX I POLICY ON GIFTS AND ACTIVITIES WITH CUSTOMERS OR VENDORS .......   34

APPENDIX J POLICY ON DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT ...........   36

APPENDIX K MUTUAL FUND PRODUCTS ...........................................   38


                                       ii

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                                   ----------

Wells Fargo Funds Management, LLC ("Funds Management") and Wells Fargo Funds Distributor, LLC (the "Distributor") are referred to as "we" or "us" throughout this Code.

                                   ----------

                                                                     EX-99(p)(2)

See the Definitions located in Appendix A for any terms or phrases you don't understand.

1    OVERVIEW

     1.1  Code of Ethics

               Wells Fargo Funds Management, LLC, as an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), and Wells Fargo Funds Distributor, LLC have adopted this Code of Ethics ("Code") under Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Section 204A, including Rule 204A-1, of the Advisers Act. This Code outlines the policies and procedures you must follow and the guidelines we use to govern your personal securities transactions and prevent insider trading. We monitor any activity that may be perceived as conflicting with the fiduciary responsibility we have for the Wells Fargo Advantage Funds(SM) (the "Funds") and other accounts we manage such as the Wells Fargo Advisor or managed accounts programs (the "Accounts").

               We are committed to maintaining the highest ethical standards in connection with managing the Funds and Accounts. We have a no tolerance view on dishonesty, self-dealing and trading on material, non-public information. To avoid conflicts of interest, you are required (if so designated) to report to the Compliance Department all pertinent information related to brokerage accounts and other Code-related information.

               As an employee, you must:

                    .    Be ethical

                    .    Act professionally

                    .    Exercise independent judgment

                    . Report violations or suspected violations of the Code to the Compliance Department

               As a condition of your employment, you must acknowledge receipt of this Code and certify annually that you have read it and complied with it. You can be disciplined or fired for violating this Code. See Appendix B.

               In addition to this Code, you need to comply with the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics (the "Corporate Code").


November 2008                          1                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

     1.2  Regulatory Requirements

               The Securities and Exchange Commission ("SEC") considers it a violation of the general antifraud provisions of federal securities laws whenever an adviser, such as Funds Management, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to the Funds and Accounts, we cannot engage in activities such as self-dealing and must disclose all suspected or known conflicts of interest.

               The SEC can censure us, limit our activities, functions or operations, or suspend our activities for up to twelve months, or revoke our registration if we fail to reasonably supervise you and you violate federal securities laws. However, we won't be considered to have failed to reasonably supervise you, if we have:

                    . established procedures and a system for applying the procedures, which would reasonably be expected to prevent and detect violations; and

                    . reasonably communicated the duties and obligations of the procedures and system to you, while reasonably enforcing compliance with our procedures and system.


November 2008                          2                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

See Appendix G for Relevant Compliance Department Staff

     1.3  Our Duties and Responsibilities to You

               To help you comply with this Code, the Chief Compliance Officer ("CCO") or the Compliance Department will:

                    . Notify you in writing that you are required to report under the Code and inform you of your specific reporting requirements.

                    . Give you a copy of the Code and any amendments and require you to sign a form indicating that you read and understand the Code.

                    . Give you a new copy of the Code if we make significant changes to it and then require you to sign another form indicating that you received and read the changes to the Code.

                    . Require you, if you have been so designated, to have duplicate copies of trade confirmation and account statements for each disclosed account from your broker-dealer, bank, or other party designated on the initial, monthly, quarterly, or annual certification sent to us as soon as readily available.

                    . Typically compare all of your reported personal securities transactions with the portfolio transactions report of the Funds and Accounts each quarter. Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

                    . Review the Code at least once a year to assess the adequacy of the Code and how effectively it works.


November 2008                          3                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

     1.4 You may be an Access Person and/or Investment Personnel, or Non-Reporting Personnel

               The Code applies to all team members of Funds Management and the Distributor. Certain policies may apply to Access Persons or Investment Personnel. Team members considered Non-Reporting Personnel are still expected to follow the guidelines as outlined in this Code.

               Access Persons are:

                    1. all employees of Funds Management and/or the Distributor who may have access to or are able to obtain access to non-public investment information as it relates to any purchase or sale of securities for the Funds and or Accounts or any portfolio holdings of the Funds or Accounts; or

                    2. directors and officers of Funds Management and/or the Distributor; or

                    3. anyone else designated in writing by the CCO or the Compliance Department.

               Investment Personnel are:

                    1. any employees of Funds Management or the Distributor who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds or Accounts; or

                    2. anyone else designated in writing by the CCO or the Compliance Department.

                    Investment Personnel have more restrictions on trading than other Access Persons and are required to pre-clear most of their personal trades.

                    If you have been designated as an Access Person and/or
               Investment Personnel, you are required to report your initial holdings within 10 days of becoming an Access Person/Investment Personnel, your annual holdings each year, and your quarterly transactions. The scope of "your" securities accounts and transactions are addressed in other sections of this Code. You are also required to give us the names of brokerage firms where your accounts are held when you become an Access Person/Investment Personnel and any changes or additions on your quarterly transactions reports. (You are not required to report transactions for, and securities held in, any account over which neither you nor any Immediate Family Member has any direct or indirect influence or control.).

               Non-Reporting Personnel are:

                    . employees of Funds Management or the Distributor who have been determined not to have access to any non-public information regarding any purchase or sale of securities for the Funds or Accounts or any portfolio holdings of the Funds or Accounts and are not associated with the Distributor.


November 2008                          4                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

     1.5  Your Duty of Loyalty

               You have a duty of loyalty to the Accounts, Funds and their shareholders. That means you always need to act in the best interests of these clients.

               You and your Immediate Family Members must never do anything that allows (or even appears to allow) you to inappropriately benefit from your relationships with the Funds or Accounts.

               You cannot engage in activities such as self-dealing and must disclose all conflicts of interest between the interests of the Funds or Accounts and your personal interests to the Compliance Department.

     1.6  Your Standard of Business Conduct

               You must always observe the highest standards of business conduct and follow all applicable laws and regulations.

               You may never:

                    . use any device, scheme or artifice to defraud the Funds or Accounts;

                    . make any untrue statement of a material fact to the Funds or Accounts or mislead the Funds or Accounts by omitting to state a material fact;

                    . engage in any act, practice or course of business that would defraud or deceive the Funds or Accounts; or

                    . engage in any manipulative practice with respect to the Funds or Accounts.

               You and your immediate family must not:

                    . engage in any inappropriate trading practices, including price manipulation.


November 2008                          5                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

2.   PERSONAL SECURITIES TRANSACTIONS

     2.1  Avoid Conflicts of Interest

               When you invest for your own accounts, there might be conflicts of interest between the interests of the Funds or Accounts and your personal interests. Your personal transactions and investment activities are subject to the guidelines of the Federal Securities Laws. Any conflicts that arise in such personal securities transactions must be resolved in a manner that does not inappropriately benefit you or adversely affect Accounts, Funds or their shareholders.

               Examples of inappropriate resolutions of conflicts are:

                    . Taking an investment opportunity away from a Fund or Account to benefit your own portfolio;

                    . Using your position to take advantage of available investments;

                    . Front running a Fund or Account by trading in securities (or equivalent securities) ahead of the Fund or Account;

                    . Taking advantage of information or using Fund portfolio assets or Account assets to affect the market in a way that is used to personally benefit you.


November 2008                          6                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

See Appendix I for a sample of the letter you can send to your broker to request that copies of your account statements are sent directly to the Compliance Department.

     2.2  Reporting Your Personal Securities Transactions

          If you have been designated as an Access Person or Investment
          Personnel:

               You must report all securities accounts in which you have a beneficial ownership interest, discretionary authority, or control, including accounts of Immediate Family Members. There are three types of reports: (1) an initial holdings report that we receive when you first become an Access Person, (2) a quarterly transactional report, and (3) an annual holdings report, as long as you are an Access Person.

               You must give each broker-dealer, bank, or fund company where you have an account a letter to ensure that the Compliance Department is set up to receive all account statements and confirmations from all of your accounts.* The Compliance Department may ask you for copies of the letters you sent and copies of your statements.

               Initial Holdings Report. Within 10 days of becoming an Access
          Person:

                    . You must report all accounts* in which you beneficially own any securities, including accounts of Immediate Family Members. If you give us a copy of all of your statements, you do not need to supply duplicate information. The statements cannot be more than 45 days old when you give them to us.

                         See form in Appendix D for all information required.

                    . You must list all firms where you have securities accounts.*

                    . You must also sign that you have read and will comply with this Code.

               Annual Holdings Reports. Within 30 days of each year end:

                    . You must report all accounts* in which you beneficially own any securities, including accounts of Immediate Family Members. If we receive copies of all of your statements, you do not need to supply duplicate information (however, you still need to supply the account number and firm information as noted below). The statements cannot be more than 45 days old when you give us the report.

                         See form in Appendix E for all information required.

                    . You must list all firms where you have securities accounts.*

                    . You must also sign that you have read and will comply with this Code.

               Quarterly Transactions Reports. Within 30 days of calendar quarter end:

                    . You must give us a report showing all trades you or your Immediate Family Members made during the quarter. You must submit a report even if you didn't execute any trades. If we already receive copies of your statements, you don't need to supply duplicate information. Because the Compliance Department does not receive duplicate account statements for any Wells Fargo & Company 401(k) plan accounts or any employee stock option accounts that you or your Immediate Family Members have, any trades outside of any previously reported pre-set allocations for your 401(k) plan or any transactions in employee stock options must be reported on the quarterly transaction reports or you must manually furnish account statements.

----------
* You should include accounts that have the ability to hold securities even if the account does not do so at the report date.


November 2008                          7                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                         See form in Appendix C for all information required.

                    . You must also tell us of any new securities accounts* you established during the past quarter.

                    . You must give us the report by the business day immediately before the weekend or holiday if the thirtieth day is a weekend or holiday.

     2.3  Reports of the CCO

               Any reports required by the CCO (or the CCO's designee) must be submitted to an alternate designee who will fulfill the duties of the CCO with respect to those reports. If a securities transaction of the CCO is under consideration, Funds Management's Chief Legal Officer will act as the alternate CCO for purposes of this section.

     2.4  Exceptions to Reporting

               You are not required to report any of the following types of transactions:

                    (1) Purchases or sales for an account over which you have no direct or indirect influence or control.

                    (2)  Purchases or sales of any of the following securities:

                         .    Direct obligations of the U.S. Government;

                         . Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                         . Shares issued by money market funds, whether affiliated or non-affiliated

                         . Shares issued by open-end investment companies, other than shares of exchange traded funds (ETFs) and shares of the non-money market Funds (in other words, you need to report your purchases and sales of shares in ETFs and the non-money market Funds); and

                         . Transactions in 529 plan accounts, except Edvest and tomorrow's scholar ("Reportable 529 Plans").

                    (3) Purchases or sales in and out of your accounts that were done as part of an Automatic Investment Plan ("AIP"). (However, you must report your initial pre-set schedule or allocation of an AIP that includes allocations to any securities, including those made to any 401(k) plan (including to any Wells Fargo Advantage Funds, except for our money market funds) or to a Reportable 529 Plan. Additionally, if you make a purchase or sale that overrides the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report.)

     2.5  Summary of What You Need to Report

               The table below serves as a handy reference for you to know what types of transactions Access Persons and Investment Personnel need to report on quarterly


November 2008                          8                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

          transactions reports. If you have questions about any types of securities not shown below, please contact the Compliance Department.

          Do I have to report transactions in the following types of securities?

Corporate Debt Securities                                      Yes
Equity Securities, including Wells Fargo & Co. stock and       Yes*
   employee stock options
Funds and Accounts                                             Yes
Municipal Bonds                                                Yes
Securities held in discretionary IRA accounts                  Yes
Automatic Investment Plans
   (e.g., stock purchase plans, dividend reinvestment plans,   No**
   401(k) plans, 529 plans, or employer-sponsored plans)
Money Market Funds (affiliated and non-affiliated)              No
Mutual Funds (non-affiliated), excluding ETFs and iShares       No
Exchange Traded Funds and iShares, both open-end and           Yes
   closed-end, and Unit Investment Trusts
Short-Term Cash Equivalents                                     No

U.S. Government Bonds (direct obligations)                      No

U.S. Treasury/Agencies (direct obligations)                     No

* Because the Compliance Department does not receive duplicate account statements for any employee stock option accounts that you or your Immediate Family Members may have, any transactions in such employee stock option accounts must be reported on the quarterly transactions report or you must manually furnish account statements.

** If you make a purchase or sale that overrides the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transactions reports. For any 401(k) plans, you must also report your initial pre-set schedule or allocation of the AIP plan that includes allocations to any securities (including to any Wells Fargo Advantage Funds, except for our money market funds), and any purchases or sales of any Wells Fargo Advantage Fund made outside of your preset allocation. Similarly, for transactions in Reportable 529 Plans, you must report your initial pre-set schedule or allocation of the AIP plan, and any purchases or sales of the Reportable 529 Plan's units outside of your preset allocation.

     2.6  Trading Restrictions and Prohibitions

               All team members must comply with the following trading restrictions and prohibitions:

               60-Day Holding Period for Fund Shares

                    You are required to hold shares you purchase of most of the
               Funds for 60 days. The only Funds whose shares you can hold for less than 60 days are the Ultra Short-Term Income Fund, the Ultra Short-Term Municipal Income, the Ultra Short Duration Bond Fund and the money market funds. This restriction applies without regard to tax lot considerations. You will need to hold the shares from the date of your most recent purchase for 60 days. If you need to sell Fund shares before the 60-day holding period has passed, you must obtain advance written approval from the CCO. The 60-day holding period does not apply to "purchases" made by dividend reinvestments or automatic investment plans.


November 2008                          9                          Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

               Restricted Investments

                    You may never buy shares in an IPO or a limited offering.
               You must get prior written approval from the CCO before you may sell shares that you obtained from an IPO or limited offering before you started working for us.

                    Please note that trading relating to Wells Fargo & Company stock and employee stock options are subject to reporting requirements for Access Persons and Investment Personnel only. In addition, as set forth in Section 4.3, we remind you that you must comply with the policies outlined in the Corporate Code which imposes certain restrictions on your ability to trade in Wells Fargo & Company stock and employee stock options.

               You May Not Execute Your Own Personal Transactions

                    You may never execute or process: (1) your own personal
               transactions, (2) transactions for Immediate Family Members or
               (3) transactions for accounts of other persons for which you or your Immediate Family Member have been given investment discretion.

               You must not Attempt to Manipulate the Market

                    You must not execute any transactions intended to raise,
               lower, or maintain the price of any security or to create a false appearance of active trading.

     2.7  Your Reports are Kept Confidential

                    All of the reports you submit to us under this Code are kept confidential. The reports will be reviewed by members of the Compliance Department and possibly our senior executives or legal counsel. Reports may be provided to Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.


November 2008                          10                         Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

3.   ADDITIONAL RESTRICTIONS IF YOU ARE ALSO AN INVESTMENT PERSONNEL

          If you also are classified as Investment Personnel, you must pre-clear most of your trades and comply with the additional trading restrictions described here. The Compliance Department will let you know in writing if you are considered to be Investment Personnel.

     3.1  Pre-Clearance Requirements

               As Investment Personnel, you must pre-clear with the Compliance Department all securities transactions in which you or an Immediate Family Member has a financial interest: The only exceptions from the pre-clearance requirements are the ones listed below.

               Exceptions from the Pre-Clearance Requirements

                    Investment personnel are not required to pre-clear any of
               the following types of transactions:

                    (1)  Wells Fargo & Company common stock.

                    (2) Mutual Funds and Exchange Traded Funds. Securities issued by any registered open-end or closed-end investment companies (including the Funds);

                    (3) No Knowledge. Securities transactions that take place without your knowledge (or without the knowledge of Immediate Family Members) of your securities transactions effected for you by a trustee of a blind trust, discretionary trades involving an investment partnership or managed account, a margin call in which you are neither consulted nor advised of the trade before it is executed, or the assignment of an option;

                    (4) Certain Corporate Actions. Any acquisition or disposition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions where generally applicable to all holders of the same class of securities. Odd-lot tender offers are also exempt but all other tender offers must be pre-cleared;

                    (5) Rights. Any acquisition or disposition of securities through the exercise of rights, options (including Wells Fargo & Company employee stock options), convertible bonds, or other instruments acquired in compliance with this Code;

                    (6) Commodities, Futures, or Options on Futures. Commodities, futures (including currency futures), options on futures, and options on currencies are not subject to pre-clearance or the fifteen-day blackout, the ban on short-term trading (60-day profit disgorgement) and other prohibited transaction provisions of the Code, but are subject to transaction reporting provisions of the Code. All options on indices are subject to pre-clearance, fifteen-day blackout, the ban on short-term trading (60-day profit disgorgement), prohibited transaction provisions, and transaction reporting provisions of the Code.

                         Note: It should be noted that excessive trading for personal accounts is strongly discouraged and accounts may be monitored for excessive trading activity. Additional restrictions may be


November 2008                          11                         Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                         imposed by the Compliance Department if excessive trading is noted for an account;

                    (7) Giving Gifts or Transferring of Securities. Disposing of securities as a gift to a public charity or as a transfer to or from another account or entity; however these transactions are subject to transaction reporting requirements; and

                    (8)  Miscellaneous. Any transaction involving the following:

                         .    bankers acceptances;

                         .    bank certificates of deposit (CDs);

                         .    commercial paper;

                         . high quality short-term debt instruments, including repurchase agreements;

                         .    direct obligations of the U.S. Government;

                         . the acquisition of equity securities in dividend reinvestment plans (DRIPs), when the acquisition is directly through the issuer or its non-broker agent;

                         . securities of the employer of your Immediate Family Member if such securities are beneficially owned through participation by the Immediate Family Member in a profit sharing plan, 401(k) plan, employee stock option plan or other similar plan, however, any transaction that is not made pursuant to a pre-set schedule or allocation or overrides a pre-set schedule or allocation must be included in a quarterly transaction report (this exception does not exempt transactions involving securities in such a plan when the issuer is not the employer of your Immediate Family Member)

                         . interests in 529 plans, however, any transaction in a Reportable 529 Plan that is not made pursuant to a pre-set schedule or allocation or overrides a pre-set schedule or allocation must be included in a quarterly transaction report; and

                         . other securities as the Compliance Department designates from time to time in writing on the grounds that the risk of abuse is minimal or non-existent.

                                    Remember!

If you need to pre-clear a transaction, don't place an order until you receive written approval to make the trade.

               How to Pre-Clear Your Securities Transactions

                    If you have been designated as Investment Personnel, you
               must follow the three steps below to pre-clear your trades:

                    (1) Request Authorization. Before entering an order for a securities transaction that requires pre-clearance, you must request authorization using the electronic pre-clearance system (CTI). You can also complete, in writing, a Pre-Clearance Request Form and submit the completed form to the Compliance


November 2008                          12                         Code of Ethics

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Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                         Department. (The CCO must submit any of his/her proposed securities transactions that require pre-clearance to the CCO's designee. Also, no member of the Compliance Department is able to authorize their own transactions). You may only request pre-clearance for market orders or same day limit orders.

                         See Appendix F.

                    (2) Have Your Request Reviewed and Approved. After receiving the electronic request or the completed Pre-Clearance Request Form, the CCO or designee will
                         (a) review the information set forth in the form or electronic request, (b) independently confirm whether the securities are held by the Funds or Accounts and with respect to Accounts whether there are any orders to purchase or sell the securities by an Account, and
                         (c) as soon as reasonably practicable, determine whether to clear the proposed securities transaction. The CCO or designee will notify you of the approval or denial. When a form is used, one copy is kept by the Compliance Department and one copy is returned to you.

                    (3) De minimis Exception. You may be automatically pre-cleared to purchase and sell large capitalization securities of no more than 500 shares or $10,000, unless this conflicts with the 60-day short-term profit restriction.

     3.2  Prohibited Transactions

               As Investment Personnel, you are prohibited from engaging in any of the following securities transactions for accounts in which you or an Immediate Family Member has a financial interest. If any of these transactions would normally require pre-clearance, the CCO or designee will only authorize the trades under exceptional circumstances:

                    . Trading when there are pending buy or sell orders for the Funds or Accounts. You can not purchase or sell securities on any day during which a Fund or Account has a pending "buy" or "sell" order in for the same security (or equivalent security) of which the Compliance Department is aware until that order is withdrawn.

                    . Transactions within the fifteen-day blackout window except as indicated below for exceptions to blackout window. There is a "fifteen-day blackout" on purchases or sales of securities bought or sold by the Funds or Accounts. That means that you may not buy or sell a security (or equivalent security) during the seven-day periods immediately preceding and immediately following the date that the Fund or the Account trades in the security ("blackout security"). In each case, the seven-day period includes the Fund's or Account's trade date. During the blackout period, activity will be monitored by the Code Administrator or CCO and any personal transactions during a blackout window will be evaluated and investigated based on each situation. Penalties may range from no action in cases where there was no knowledge of portfolio trading activity to potential disgorgement of profits or payment of avoided losses. During a blackout period, purchases of a blackout security may be subject to mandatory divestment. Similarly, during a blackout period, sales of a blackout security may be subject to mandatory repurchase. In the


November 2008                          13                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                         case of a purchase and subsequent mandatory divestment at a higher price, any profits derived upon divestment may be subject to disgorgement; disgorged profits will be donated to your charity of choice. In the case of a sale and subsequent mandatory repurchase at a lower price, you may be required to make up any avoided losses, as measured by the difference between the repurchase price and the price at which you sold the security; such avoided losses will be donated to your charity of choice

                    . For example, if a Fund or Account trades in a blackout security on July 7, July 15 (the eighth day following the trade date) would be the first day you may trade that security for an account in which you have a beneficial interest, and any purchases and sales in the blackout security made on or after July 1 through July 14 could be subject to divestment or repurchase. Purchases and sales in the security made on or before June 30 (the eighth day before the trade date) would not be within the blackout period.

                         Exceptions to blackout window: There will be no blackout periods on transactions that involve:

                              . de minimis trades aggregating $500 or less for each security over the blackout period;

                              .    large capitalization securities; or

                              . commodities, futures (including currency futures), options on futures or options on currencies.

                         The CCO may approve additional exceptions to the blackout window. Any additional exceptions require advance written approval from the CCO or appropriate designee.

                    . Intention to Buy or Sell for Funds or Accounts. You can't buy or sell securities when you intend, or know of another's intention, to purchase or sell that security (or an equivalent security) for a Fund or Account. This prohibition applies whether the securities transaction is in the same direction (e.g., two purchases or two sales) or the opposite direction (e.g., a purchase and sale) as the transaction for the Fund or Account.


November 2008                          14                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

     3.3  Ban on Short-Term Trading Profits

               There is a ban on short-term trading profits for Investment Personnel. You are not permitted to buy and sell, or sell and buy, the same security (or equivalent security) within 60 calendar days and make a profit. This prohibition applies without regard to tax lot considerations and short sales. Profits on short sales are also prohibited. If you make a profit on an involuntary call of an option that you wrote, those profits are excluded; however you cannot buy and sell options within 60 days resulting in profits. Sales made at the original purchase price or at a loss are not prohibited.

               You may be required to disgorge any profits you make from any sale before the 60-day period expires. In counting the 60 days, multiple transactions in the same security (or equivalent security) will be counted in such a manner as to produce the shortest time period between transactions.

               Although certain transactions may not require pre-clearance (i.e., the exceptions noted in Section 3.1), they are still subject to the ban on short-term trading profits. The ban on short-term trading profits does not apply to transactions that involve:

               (i) same-day sales of securities acquired through the exercise of employee stock options or through the delivery (constructive or otherwise) of previously owned employer stock to pay the exercise price and tax withholding;

               (ii) commodities, futures (including currency futures), options on futures and options on currencies;

               (iii) de minimis trades aggregating $500 or less for each security over the 60-day period; and

          The CCO may approve additional exceptions to the ban on short-term trading profits. Any additional exceptions require advance written approval from the CCO or appropriate designee.

     3.4  CCO's Approval of Your Transactions

               Your Request May be Refused. The CCO (or designee) may refuse to authorize your securities transaction and need not give you an explanation for the refusal. Some reasons for refusing your securities transactions are confidential.

               Authorizations Expire. Any transaction approved by the CCO (or designee) is effective until the close of business of the same trading day for which the authorization is granted (unless the CCO revokes that authorization earlier). The Compliance Department may indicate another date when the authorization expires. If the order for the transaction is not executed within that period, you must obtain a new advance authorization before placing your trade.


November 2008                          15                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

4.   TRADING ON INSIDER INFORMATION

          The law requires us to have and enforce written policies and procedures to prevent you from misusing material, non-public information. We do this by:

          . limiting your access to files likely to contain non-public information,

          . restricting or monitoring your trades, including trades in securities about which you might have non-public information, and

          . providing you continuing education programs about insider trading.

     4.1  What is Insider Trading?

               Insider trading is generally defined as occurring when a person has possession of material, non-public information about an issuer's securities (including Fund or Account securities) and misuses that information by trading in the same securities or equivalent securities, tipping the information to others or otherwise misappropriating the information.

               Information is considered material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been made available to investors generally. Information becomes public once it is publicly disseminated. Limited disclosure does not make the information public (for example, if an insider makes information available to a select group of individuals, it is not public).

                                    WARNING!

Insider trading is illegal. You could go to prison or be forced to pay a large fine for participating in insider trading. We could also be fined for your actions.

                    . Tipping of material, non-public information is illegal and prohibited. You are tipping when you give non-public information about the Funds or Accounts to someone else so that they can trade.

                    . Front running is illegal and prohibited. You are front running if you trade ahead of a Fund or Account order in the same or equivalent security (such as options) on the basis of non-public information regarding impending market transactions.

                    . Scalping is illegal and prohibited. You are scalping when you purchase or sell a security (or an equivalent security) for your own account before you recommend/buy or recommend/sell that security or equivalent for a Fund or Account.

     4.2  Using Non-Public Information about a Fund or Account

               You may not:

                    . Share with any other person (unless you are permitted by law and it's necessary to carry out your duties) any non-public information about a Fund or Account, including: (a) any securities holdings or transactions of a Fund or Account; (b) any securities recommendation made to a Fund or Account; and (c) any securities transaction (or transaction under consideration) by a Fund or Account, including information about actual or contemplated investment decisions.


November 2008                          16                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                    . Use any non-public information regarding a Fund or Account in any way that might compete with, or be contrary to, the interest of such Fund or Account.

                    . Use any non-public information regarding a Fund or Account in any way for personal gain.

     4.3  Wells Fargo & Company Securities

                    You are prohibited from engaging in any transaction in Wells Fargo & Company securities that is not in compliance with applicable requirements of the Corporate Code set forth under the heading "Avoid Conflicts of Interest--Insider Trading--Purchases and Sales of Securities Issued by Wells Fargo" in Section V.D.3 thereof, as the same may be amended from time to time. A copy of this policy is available on the Wells Fargo & Company website at: https://www.wellsfargo.com/downloads/pdf/about/team_member_ code_of_ethics.pdf


November 2008                          17                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

5.   GIFTS, DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

     5.1  Gifts

               We follow the Wells Fargo & Company policy regarding receiving gifts. Please read and follow the Corporate Code for limitations on receiving gifts. See Appendix I.

     5.2  Directorships and Other Outside Employment

               We follow the Wells Fargo & Company policy regarding holding directorship positions and other outside employment. Please read and follow the Corporate Code for requirements regarding directorships. See Appendix J.


November 2008                          18                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

6.   CODE VIOLATIONS

     6.1  Investigating Code Violations

               The CCO is responsible for enforcing the Code and while the CCO may grant certain exceptions to the Code, the requests must be submitted in advance and in writing. The CCO or designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the CCO. The CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee. Any confirmed violation of the Code will be reported to your supervisor immediately.


November 2008                          19                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

     6.2  Penalties

               The CCO is responsible for deciding whether an offense is minor, substantive or serious. Any serious offenses as described below will be reported immediately to the Funds' Board of Trustees. All minor offenses and substantive offenses will be reported to the Funds' Board of Trustees at the next regularly scheduled quarterly meeting. Penalties will be imposed as follows:

               Minor Offenses:

                    .    First minor offense - Verbal warning;

                    .    Second minor offense - Written notice;

                    . Third minor offense - $250 fine to be donated to your charity of choice*.

               Minor offenses include, but are not limited to, the following: failure to submit quarterly transaction reports, signed acknowledgments of Code forms and certifications, excessive (i.e., more than 3) late submissions of such documents and, for Investment Personnel, conflicting pre-clear request dates versus actual trade dates.

               Substantive Offenses:

                    .    First substantive offense - Written notice;

                    . Second substantive offense - $250 fine to be donated to your charity of choice*;

                    . Third substantive offense - $1,000 fine or disgorgement of profits (whichever is greater) to be donated to your charity of choice* and/or termination of employment and/or referral to authorities.

               Substantive offenses include, but are not limited to, the following: unauthorized purchase/sale of restricted investments as outlined in this Code, violations of short-term trading for profit (60-day rule) and, for Investment Personnel, violations of the fifteen-day blackout periods and failure to request trade pre-clearance.

               Serious Offenses:

               Trading with insider information and/or "front running" or "scalping" Fund or Account information is considered a "serious offense". We will take appropriate steps, which may include termination of employment and/or referral to governmental authorities for prosecution. The Fund's Board will be informed immediately of any serious offenses.

               We may deviate from the penalties listed in the Code where the CCO and/or senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. For example, a first substantive offense may warrant a more severe penalty if it follows two minor offenses. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code files. The penalties listed in this Section 6.2 are in addition to disgorgement or other penalties imposed by other provisions of this Code.

----------
* All fines will be made payable to your charity of choice (reasonably acceptable to Wells Fargo) and turned over to us and we will mail the donation check on your behalf.


November 2008                          20                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

     6.3  Dismissal and/or Referral to Authorities

               Repeated violations of the Code may result in dismissal. In addition, the CCO and/or senior management may determine that a single flagrant violation of the law, such as insider trading, will result in immediate dismissal and referral to authorities.

     6.4  Your Obligation to Report Violations

               You must report any violations or suspected violations of the Code to the CCO or to a member of the Compliance Department. Your reports will be treated confidentially and will be investigated promptly and appropriately. Violations include:

                    . non-compliance with applicable laws, rules, and regulations;

                    . fraud or illegal acts involving any aspect of our business,

                    .    material misstatements in reports,

                    . any activity that is specifically prohibited by the Code,

                    . deviations from required controls and procedures that safeguard clients and us.


November 2008                          21                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

7.   ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES

          Issues and Violations under the Code. At least annually, the CCO provides written reports to the Funds' Board of Trustees. The reports must describe any issues or material violations that arose during the previous year under the Code and any resulting sanctions. Any exceptions granted under the Code must also be described. The CCO may report to the Funds' Board more frequently as the CCO deems necessary or appropriate, and shall do so as requested by the Board.

          Our Certification to the Board. Each report must be accompanied by a certification to the Board that we have adopted procedures reasonably necessary to prevent you from violating the Code.

          Annual Review. The CCO reviews the Code at least once a year to assess the adequacy of the Code and how effectively it works. As part of the annual report to the Funds' Board, the CCO identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

          The Funds' Board of Trustees must approve all material amendments within six months following adoption.


November 2008                          22                         Code of Ethics

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

8.   RECORD RETENTION

          We will keep the following records in an easily accessible place at our principal place of business and will make the records available to the SEC or any representative from the SEC at any time and from time to time for reasonable periodic, special or other examination:

          1. Code of Ethics. A copy of this Code and all previous versions of the Code that were ever in effect.

          2. Violations. A record of all Code violations and actions taken as a result of those violations for at least five years after the end of the fiscal year in which the violation occurs.

          3. Required Reports. All reports required by the Code including records of the procedures followed in connection with the pre-clearance requests of Investment Personnel. All information relied on by the CCO or designee in authorizing any securities transactions. All reports used in post-trade monitoring and review will also be maintained. Each required report will be maintained for at least five years after the end of the fiscal year in which the report is made or the information provided.

          4. Access Persons and Investment Personnel List. A list of all persons who are, or have been, required to make reports pursuant to the Code within the past five years.

          5. Board Reports. Copies of any reports given to the Funds' Board of Trustees for at least five years after the end of the fiscal year in which it was made.


November 2008                          23                         Code of Ethics

                                   APPENDIX A
                                   DEFINITIONS

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Accounts                          Accounts (such as Managed Accounts and Wells Fargo Advisor Accounts) that are advised by Wells
                                  Fargo Funds Management LLC, but which are not Funds.

Automatic Investment Plan         A program that allows a person to have a set amount of money electronically transferred from one account to another at a specified frequency to buy shares. May be part of a SPP (stock purchase plan), DRIP (Dividend Reinvestment Plan), 529 Plan accounts, or employer-sponsored plan.

Beneficial Owner                  Generally the person that enjoys the benefits of ownership even though title may be in another name. You should consider yourself the "beneficial owner" of any securities in which you have a direct or indirect financial or "pecuniary" interest, whether or not you have the power to buy and sell, or to vote, the securities. In addition, you should generally consider yourself the beneficial owner of securities held by an Immediate Family Member or by any account, including but not limited to those of relatives or friends, over which you exercise investment discretion. (See
                                  Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder for a complete definition.)

Control                           The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company. Owning 25% or more of a company's outstanding voting securities is presumed to give you control over the company. This presumption may be countered by the facts and circumstances of a given situation. (See Section
                                  2(a)(9) of the 1940 Act for a complete definition.)

Equivalent Security               Any security issued by the same entity as the issuer of a subject security that is convertible into the equity security of the issuer. Examples include, but are not limited to, options, rights, stock appreciation rights, warrants and convertible bonds.

Federal Securities Laws           The Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C.
                                  78a--mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment
                                  Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V
                                  of the Gramm-Leach-Biley Act (Pub. L. No. 100-102, 113 Stat. 1338 (1999)), any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311-5314; 5316-5332) as it
                                  applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the
                                  Department of the Treasury.


Appendix A                             24                            Definitions

Financial or Pecuniary Interest   The opportunity for you or your Immediate Family Member, directly or indirectly, to profit or share in any profit derived from a securities transaction. You or your Immediate Family Member may have a financial interest in:

                                  .    Your accounts or the accounts of Immediate Family Members

                                  .    A partnership or limited liability company, if you or an Immediate Family Member is a general partner or a managing member

                                  .    A corporation or similar business entity, if you or an Immediate Family Member has or shares investment control; or

                                  .    A trust, if you or an Immediate Family Member is a beneficiary

Fund                              Refers to any Wells Fargo Advantage FundSM

High quality short-term
debt instrument                   Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody's Investors Service.

Immediate Family Member           Any of the following persons who resides in the same household with you:

                                       .    spouse

                                       .    domestic partner

                                       .    parent

                                       .    stepparent

                                       .    child (including adopted)

                                       .    stepchild

                                       .    grandparent

                                       .    grandchild

                                       .    brother

                                       .    sister

                                       .    mother-in-law

                                       .    father-in-law

                                       .    daughter-in-law

                                       .    son-in-law

                                       .    sister-in-law

                                       .    brother-in-law

                                  Immediate Family Member also includes any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety.

IPO                               An initial public offering, or the first sale of a company's securities to public investors.
                                  Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of
                                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Large Capitalization Security     A security whose issuer has an equity market capitalization of more than $5 billion.

Limited Offering                  An offering that is exempt from registration under the Securities Act of 1933, such as private placements. (See Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506).

Non-Public Information            Any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.


Appendix A                             25                            Definitions

Purchase or Sale of a Security    Includes, among other things, gifting or the writing of an option to purchase or sell a security.

Securities Transaction            A purchase or sale of securities, in which you or a member of your immediate family has or acquires a beneficial interest.

Security                          As defined under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies other than the Funds or Accounts.


Appendix A                             26                            Definitions

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX B

                        ACKNOWLEDGEMENT AND CERTIFICATION

I certify that I have received, read, and understand that I am subject to the Code of Ethics and Policy on Personal Securities Transactions and Insider Information dated November 13, 2008 for Wells Fargo Funds Management, LLC and Wells Fargo Funds Distributor, LLC.

I know that the Wells Fargo & Company's Code of Ethics and Business Conduct also applies to me.

I will and have provided complete and accurate reporting as required by the Code and have complied with and will comply with all requirements of the Code, including the policy on giving and accepting gifts and approval thereof.

I certify that I have not and will not:

     . Execute any purchases or sales, directly or indirectly, that are prohibited by the Code.

     . Employ any device, scheme or artifice to defraud Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

     . Engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

     . Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading.

     . Engage in any manipulative practice with respect to Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

     .    Trade while in possession of material, non-public information.

     .    Trade ahead of or front-run any transactions for a Fund or Account.

     .    Engage in any other prohibited conduct.

I understand that I violate this Code if I fail to submit a record of my personal securities transactions within thirty calendar days of the end of each quarter, if so required.

--------------------------------------------------------------------------------


----------------------------------------   -------------------------------------
Signature                                  Date

----------------------------------------
Print Name

         PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS
                              AFTER YOU RECEIVE IT.
                               (FAX 414-577-7829)


                                                             Acknowledgement and
Appendix B                             27                          Certification

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX C
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Reporting
Person:
            ------------------------------   -----------------------------------
Quarter                                      Signature
Ended:
            ------------------------------   -----------------------------------
Date Report                                  Date
Due:
            ------------------------------

NOTE: No need to report transactions if the compliance department is receiving duplicate statements and confirms* Please check 2nd box.

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

1.  Your Securities Transactions

[_]  I had no securities transactions to report for the last quarter, OR

[_] All of my securities transactions are provided on duplicate account statements.

Please complete the table below if you had securities transactions during the last quarter that are not provided on duplicate statements.

                                           Principal                                                   Name of
              Name of                      Amount,             Name on          Type of                Broker-Dealer
              Issuer         No. of        Maturity Date       Account, Type    Transaction            or Bank
Date of       and/or Title   Shares (if    and Interest Rate   of Account and   (purchase or           Effecting       Ticker
Transaction   of Security    applicable)   (if applicable)     Account Number   sale)          Price   Transaction     or Cusip
-----------   ------------   -----------   -----------------   --------------   ------------   -----   -------------   --------

-----------   ------------   -----------   -----------------   --------------   ------------   -----   -------------   --------

-----------   ------------   -----------   -----------------   --------------   ------------   -----   -------------   --------

-----------   ------------   -----------   -----------------   --------------   ------------   -----   -------------   --------

See Section 2.5 of the Code of Ethics for a complete list of what needs to be reported.

2.   Your Securities Accounts

[_]  Please check here if you do not hold any securities accounts; or

[_] Please check here if you did not open any securities accounts during the quarter; or

[_] Please complete the table below if you opened a securities account during the last quarter.**

Name of Broker-Dealer or Bank,
Wells Fargo Mutual Fund or       Date Account was   Name(s) on and Type of
Affiliated Mutual Fund           Established        Account                  Account Number
------------------------------   ----------------   ----------------------   --------------

------------------------------   ----------------   ----------------------   --------------

------------------------------   ----------------   ----------------------   --------------

** Please provide a copy of the most recent account statement for each account listed in the table above.


--------------------------------------------------------------------------------
       PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT - FAX 414.577.7829


                                                   Quarterly Personal Securities
Appendix C                             28                    Transactions Report

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX D

                             INITIAL HOLDINGS REPORT

Name of Reporting
Person:
                      ----------------------------    --------------------------
Date Person Became                                    Signature
   Subject to the
   Code's Reporting
   Requirements:
                      ----------------------------
Information in Report
   Dated as of: (Note:
   Information
   should be dated
   no more than 45
   days before report
   is submitted.)
                      ----------------------------    --------------------------
Date Report Due:                                      Date Report Submitted
                      ----------------------------

NOTE: If you can provide us with your account statements no more than 45 days old, you may not need to complete the table below.*

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

1.   Your Securities Holdings

[_]  I have no securities holdings to report; OR

[_] Please check if all of your securities holdings are provided on duplicate account statements; OR

[_] Please complete the table below to report your holdings (only if statement copies are not provided).

Please complete the table below to report your holdings.

                                       Principal Amount,
Name of Issuer and                     Maturity Date and   Exchange
Title of Security,   No. of Shares     Interest Rate       Ticker Symbol
including Type       (if applicable)   (if applicable)     or CUSIP Number   Name of Broker-Dealer or Bank, Fund
------------------   ---------------   -----------------   ---------------   -----------------------------------

------------------   ---------------   -----------------   ---------------   -----------------------------------

------------------   ---------------   -----------------   ---------------   -----------------------------------

2.   Your Securities Accounts

[_]  I do not hold any securities accounts; OR

Please complete the table below if you have securities accounts to report.*

Name of Broker-Dealer or Bank, Fund   Name(s) on and Type of Account   Account Number
-----------------------------------   ------------------------------   --------------

-----------------------------------   ------------------------------   --------------

-----------------------------------   ------------------------------   --------------

* Please provide a copy of the most recent account statement for each account listed in the table above.


--------------------------------------------------------------------------------
       PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)


Appendix E                             29                 Annual Holdings Report

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX E

                             ANNUAL HOLDINGS REPORT

Name of Reporting
Person:
                      ----------------------------   ---------------------------
Information in Report                                    Signature
   Dated as of:(Note:
   Information
   should be dated
   no more than 45
   days before report
   is submitted.)
                      ----------------------------
Date Report Due:
                      ----------------------------   ---------------------------
Calendar Year Ended: December 31, _____              Date Report Submitted

NOTE: You do not need to supply duplicate information from the account statements we already receive.*

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

1.   Your Securities Holdings

[_]  I have no securities holdings to report; OR

[_]  All of my securities holdings are provided on duplicate account statements;
     OR

Please complete the table below to report your holdings.

                                       Principal Amount,
Name of Issuer and                     Maturity Date and   Exchange
Title of Security,   No. of Shares     Interest Rate       Ticker Symbol
including Type       (if applicable)   (if applicable)     or CUSIP Number   Name of Broker-Dealer or Bank, Fund
------------------   ---------------   -----------------   ---------------   -----------------------------------

------------------   ---------------   -----------------   ---------------   -----------------------------------

------------------   ---------------   -----------------   ---------------   -----------------------------------

See Section 2.5 of the Code of Ethics for a complete list of what needs to be reported.

2.   Your Securities Accounts

[_]  I do not hold any securities accounts; OR

Please complete the table below if you have any securities accounts to report.*

Name of Broker-Dealer or Bank, Wells Fargo   Date Account was   Name(s) on and Type
Mutual Fund or Affiliated Mutual Fund        Established        of Account            Account number
------------------------------------------   ----------------   -------------------   --------------

------------------------------------------   ----------------   -------------------   --------------

------------------------------------------   ----------------   -------------------   --------------

* Please provide a copy of the most recent account statement for each account list ed in the table above.


--------------------------------------------------------------------------------
       PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)


Appendix E                             30                 Annual Holdings Report

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX F

               PRE-CLEARANCE REQUEST FORM FOR INVESTMENT PERSONNEL

Ctrl. No.                                   Associate ID #
          -------------------------------                  ---------------------

                               FAX TO 414-577-7829

Name of Investment Personnel
(and trading entity, if different):
                                             ----------------------------------------------------------------

Name and Symbol of Security:
                                             ----------------------------------------------------------------

Maximum Quantity to be Purchased or Sold:
                                             ----------------------------------------------------------------

Name of Broker completing the transaction:
                                             ----------------------------------------------------------------

Broker Account Number:
                                             ----------------------------------------------------------------

Broker Phone Number:
                                             ----------------------------------------------------------------

Check all that apply:  [_] Purchase  [_] Sale  [_] Market Order  [_] Limit Order

                                                    Limit Order Price $_________

In connection with the above transaction, I represent that:

     1. I do not have any material non-public information regarding the security or the issuer of the security.

     2.   To my knowledge:

          (a) The securities or equivalent securities [ are / are not ] (circle one) held by any of the Funds or other Funds Management Accounts;

          (b) There are no outstanding purchase or sell orders for this security (or any equivalent security) by any of the Funds or Funds Management Accounts; and

          (c) None of the securities (or equivalent securities) is actively being considered for purchase or sale by any of the Funds or Funds Management Accounts.

     3.   The securities are not being acquired in an initial public offering.

     4.   The securities are not being acquired in a private placement

     5. If I am a Portfolio Manager, none of the accounts that I manage purchased or sold these securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these securities (or equivalent securities) within seven calendar days of my purchase or sale.

     6. If I am purchasing these securities, I have not directly or indirectly (through any Immediate Family Members, any account in which I have a beneficial ownership or otherwise) sold these securities (or equivalent securities) in the prior 60 days.

     7. If I am selling these securities, I have not directly or indirectly (through any Immediate Family Member, any account in which I have a beneficial ownership or otherwise) purchased these securities (or equivalent securities) in the prior 60 days.

     8. I have read the Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

     9. I understand that because Funds Management may not have access to such pending "buy" or "sell" information on the trade date, any pre-clearance of a purchase or sale may be revoked, and may require that I unwind the transaction, if Funds Management obtains information on T+1 that indicates there was a pending "buy" or "sell" order on the trade date.


------------------------------------------   -----------------------------------
Signature of Investment Personnel            Date

------------------------------------------   -----------------------------------
Print Name                                   Approved by:

                                             -----------------------------------
                                             Date Approved:


Appendix F                             31             Pre-Clearance Request Form

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX G

                   RELEVANT COMPLIANCE DEPARTMENT STAFF LIST**

Debra Ann Early, Chief Compliance Officer
Samuel Hom, Compliance Manager
Steven Maehl, Code Administrator*

----------
*    CCO Designee for Code of Ethics Monitoring

** This contact information is compiled as of the date of the Code and is subject to change. Contact information can be found on Teamworks


                                                           Compliance Department
Appendix G                             32                             Staff List

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX H

           SAMPLE REQUEST TO BROKERS FOR COPIES OF ACCOUNT STATEMENTS

DATE

Brokerage Firm
Address
City, State Zip Code

RE:  Access Person Account #

Attention Compliance Department:

     I am obligated under the Wells Fargo Funds Management, LLC Code of Ethics to submit securities holdings reports and transaction reports. In accordance with this requirement, I am asking you to have duplicate copies of periodic statements and confirmations (not less frequently than quarterly) for the following account(s) to be sent to:

          CONFIDENTIAL

          Chief Compliance Officer
          Wells Fargo Funds Management, LLC
          N78 W14573 Appleton Ave. PMB 294
          Menomonee Falls, WI 53051

     Your cooperation is most appreciated. If you have any questions regarding this request, please contact me directly at (XXX) XXX-XXXX.

Sincerely,


------------------------------------------
Access Person

cc:  Compliance Department of Wells Fargo Funds Management, LLC


Appendix H                             33               Sample Letter to Brokers

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX I

            POLICY ON GIFTS AND ACTIVITIES WITH CUSTOMERS OR VENDORS

     You and your family members must not accept gifts from or participate in activities with (including services, discounts, entertainment, travel or promotional materials) an actual or potential customer or vendor or from business or professional people to whom you do or may refer business unless the gift or activity was in accordance with accepted, lawful business practices and is of sufficiently limited value that no possible inference can be drawn that the gift or activity could influence you in the performance of your duties for Wells Fargo. It is unlawful for you to corruptly seek or accept anything of value from any person, intending to be influenced or rewarded in connection with any business or transaction of Wells Fargo. This rule applies to all team members, including, but not limited to, those involved in recommending or making decisions related to:

          .    Pricing of products sold by the company

          .    Extension of credit, or

          .    Purchase of goods or services from outside vendors

1. Money - Money (cash, check, money order or electronic funds) must never be accepted or given.

2. Giving Gifts - Team members who wish to give gifts to vendors, customers or officials, or who are asked to authorize such gifts, must follow standard expense authorization procedures.

     Gifts valued at more than $100 to a current or potential customer within any calendar year must be approved, in writing, by your Code Administrator.

     Gifts of tickets to sporting or other entertainment events to current or potential customers and guests with an aggregate value of more than $300 per customer or vendor per year must be approved, in writing, by your Code Administrator.

     Team members who wish to give personal gifts to other team members must follow the general guideline that the gift be made in accordance with accepted business practices and is of sufficiently limited value that the gift could not influence the giver or the receiver in the performance of their duties for Wells Fargo, nor create actual or perceived pressure to reciprocate.

3. Accepting Gifts - Unless approved, in writing, by your Code Administer, you may not accept gifts, gift cards or gift certificates worth more than $100 from a current or potential customer, vendor or their agent within any calendar year. However, the following items are not subject to the $100 limit:

     . Gifts based on obvious family or personal relationship when it is clear that the relationship, and not the company's business, is the basis for the gift

     . Discounts or rebates on merchandise or services from an actual or potential customer or vendor if they are comparable to and do not exceed the discount or rebate generally given by the customer or vendor to others

     . Awards from civic, charitable, educational or religious organizations for recognition of service and accomplishment, or

     . Gifts of tickets to sporting or other entertainment events, provided the aggregate value to you and your guests is not more than $300 per customer or vendor per year

4. Activities with Customers or Vendors - Activities with existing or potential customers or vendors that are paid for by them (including meals, winning door prizes, sporting events and other entertainment, as well as trips to customer and vendor sites, exhibits and other activities) may be accepted only if the activity is a customary, accepted and lawful business practice and is of sufficiently limited value that no possible inference can be drawn that participating in the activity could influence you in the performance of your duties for Wells Fargo.


Appendix I                             34              Policy on Receiving Gifts

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

     If you have any doubt about the propriety of participating in an activity offered by a customer or a vendor you should consult with your supervisor before accepting the offer. If the activity includes travel paid for by a customer or vendor, you must obtain management approval before accepting the trip.

5. Gifts to Foreign Officials- Team members must comply with U.S. law and the laws of foreign countries that prohibit giving money or anything of value directly or indirectly, to foreign officials, political parties and party officials and candidates for the purpose of improperly influencing an official act or decision, securing an improper advantage, or assisting in obtaining or retraining business or directing business to anyone. In countries in which there is a government involvement in business enterprises, such officials may include employees and manager of local enterprises.


Appendix I                             35              Policy on Receiving Gifts

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX J

              POLICY ON DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

     You are expected to devote full time to Wells Fargo's interests during regular working hours and during any additional time that is required. While Wells Fargo recognizes that involvement in civic and political activities is beneficial to your personal growth and influence within your community and profession, as well as to Wells Fargo, participation in outside activities must not adversely affect your performance of your duties for Wells Fargo. Outside activities that compete with Wells Fargo's business or present a conflict or potential conflict of interest are not permitted.

     Participation in an outside business or other outside activity involves responsibilities and risks of which you need to be aware and need to be willing to assume. Approval shall not imply that you are serving at the direction or request of Wells Fargo.

1. Outside Business and Employment Activities - With the exception of a sole proprietorship or family-owned small business as described below, you may not accept a position as a director, trustee, officer, owner or general partner of any outside business organized for profit without obtaining approval of a member of the Management Committee. If approval is granted, it will be contingent on the following factors:

     . You have no involvement on behalf of Wells Fargo in the approval or management of credit, purchases or other business transactions with the for-profit business

     . It is at all times made clear that you are not serving at the direction or request of Wells Fargo, and

     . You understand the challenges and risks of the outside position and are alert for actual or potential conflicts of interest

     Approval to serve as a director of a publicly held corporation must be obtained from the Chief Executive Officer of Wells Fargo & Company.

     You may have other employment or act as a sole proprietor or be involved in a family-owned business without prior approval as long as the outside employment or business does not involve an activity or business that competes with Wells Fargo or cause an actual or potential conflict of interest. Any team member who desires to accept competing or conflicting outside employment must request an exception to the Code.

     Any exception to these outside business and employment provisions of the Code must be approved in writing by a member of the Management Committee for your business line or the Ethics Committee. IF you receive an exception to participate in outside business or employment activities, your participation must be re-disclosed and re-approved at any time there is a change in relevant facts upon which the exception was granted.

     Competing or conflicting outside employment includes any position that:

     . Competes with a service or business provided by Wells Fargo including, but not limited to, working for a:

          .    Bank

          .    Mortgage company

          .    Savings and loan association

          .    Credit union

          .    Trust company

          .    Insurance agency

          .    Broker-dealer, or

          .    Financial services company


                                                        Policy on Directorships/
Appendix J                             36                     Outside Employment

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

          . Requires activities or services to be performed during regular Wells Fargo working hours (e.g., receiving phone calls, preparing reports) or uses Wells Fargo equipment or supplies

          .    Involves information developed for or proprietary to Wells Fargo

          . Includes providing services to the general public where the knowledge of the individual's employment with Wells Fargo may influence customers

          . Compensates you for serving as an "expert witness" in a legal proceeding

          . Involves preparation, audit or certification of statements or documents Wells Fargo may rely on to make lending or other decisions, or

          . Is with a company that is a customer of Wells Fargo, if you have signing authority or some other level of control or authority over any of the deposit or credit accounts maintained at Wells Fargo.

     Some other employment is permitted only under limited circumstances with advance approval. Such employment may include:

          .    Employment involving the preparation of tax returns

          .    Employment involving investment or legal advice

          . Employment in which you give advice based on information obtained through Wells Fargo employment

          . Activity as a real estate salesperson, broker, agent or contractor, or

          . Outside business activity with a Wells Fargo team member with whom you have a close business relationship at Wells Fargo, including:

          .    Supervision

          .    Processing, reviewing or auditing of work, or

          .    Frequent exchanges of information, advice or services

2. Civic Activities - Your participation in religious, community, professional or charitable organizations is encouraged. Approval is not required to participate in or accept appointment as a trustee, director or officer of a non-profit organization unless there is lending relationship or some other potential conflict of interest between the organization and Wells Fargo. Participation shall not imply that you are serving at the direction or request of Wells Fargo.

3. Political Activities - You are encouraged to participate in political activities on your own time and in accordance with your individual desires and political preferences. However, it must be clear at all times that your participation is done as an individual and not as a representative of Wells Fargo. Before you become a candidate or appointee to a public office you must notify your supervisor and the Compliance Department.

4. Fiduciary Activities - You must not accept appointment as an executor, administrator, guardian, trustee or similar fiduciary capacity unless the appointment is based on a family or obvious close personal relationship and it is clear that the relationship, not your position with Wells Fargo, is the basis for the appointment and the relationship did not arise out of the business of Wells Fargo. Requests for exceptions to this policy must be approved in writing by a member of the Management Committee of Wells Fargo & Company. Approval of an exception to this policy shall not imply that you are serving at the direction or request of Wells Fargo.

5. Wills, Trusts, and Estates - You may witness or notarize a customer's will only if the customer's attorney is present. You may not be named in or accept an inheritance under a will or other instrument from a customer, unless the customer is a family member or other relative. Exceptions to this rule must be approved in writing by a member of the Management Committee of Wells Fargo & Company.


                                                        Policy on Directorships/
Appendix J                             37                     Outside Employment

Wells Fargo Funds Management, LLC             Wells Fargo Funds Distributor, LLC

                                   APPENDIX K

                              MUTUAL FUND PRODUCTS

Please consult the Wells Fargo Advantage Funds website for a complete list of mutual funds the Code applies to.


                                                             List of Wells Fargo
Appendix K                             38                        Advantage Funds